                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                        FISCAL YEAR ENDED
                                           ----------------------------------------------------------------------------
                                           AUGUST 31,   AUGUST 31,   AUGUST 26,   AUGUST 31,   AUGUST 30,   AUGUST 29,
                                              1993         1994         1995         1996         1997         1998
                                           -----------  -----------  -----------  -----------  -----------  -----------
Fixed charges:
  Interest expense.......................   $   8,492    $   8,913    $   9,237    $   9,455    $   9,235    $  10,346
  Amortization of debt expense...........         963          933          957          720          661          681
  Rental expense included in fixed
    charges..............................       4,562        4,548        4,342        3,949        3,802        3,721
                                           -----------  -----------  -----------  -----------  -----------  -----------
    Total fixed charges..................   $  14,017    $  14,394    $  14,536    $  14,124    $  13,698    $  14,748
                                           -----------  -----------  -----------  -----------  -----------  -----------
Earnings:
  Pre-tax (loss) income..................   $ (11,670)   $ (14,556)   $  (5,672)   $  (1,066)   $    (921)   $   3,579
  Plus: fixed charges....................      14,017       14,394       14,536       14,124       13,698       14,748
                                           -----------  -----------  -----------  -----------  -----------  -----------
    Total earnings.......................   $   2,347    $    (162)   $   8,864    $  13,058    $  12,777    $  18,327
                                           -----------  -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges.......      n/a          n/a          n/a          n/a          n/a             1.2
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------